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                                                                   EXHIBIT 23.05

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
3TEC Energy Corporation
Houston, Texas

     As independent petroleum engineers, we hereby consent to all references in this Registration Statement of 3TEC Energy Corporation (formerly Middle Bay Oil Company, Inc.) on Form S-2, dated April 28, 2000, to our Firm and regarding our estimates of 3TEC Energy Corporation's proved oil and gas reserves as of December 31, 1998.

                                    LEE KEELING AND ASSOCIATES, INC.


                                    By: /s/ Kenneth Renberg
                                        -------------------
                                    Name:  Kenneth Renberg
                                    Title: Vice-President


Tulsa, Oklahoma
April 24, 2000